EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Oct-05
Determination Date	11/11/2005
Distribution / Payment Date	11/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	1,856,231,682.07	1,785,871,735.84
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,661,469,727.68	1,603,731,802.23
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,631,467,078.27	1,573,729,152.82

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	101,464,428.87	43,726,503.42	0.0993784
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,601,464,428.87	1,543,726,503.42	0.7957353
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,661,469,727.68	1,603,731,802.23	0.8018638

LIBOR 3.97	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	57,737,925.45	271,933.12	131.2225578	0.6180298
Class A-2a	–	593,541.67	0.0000000	3.2083333
Class A-2b	–	1,073,362.50	0.0000000	3.2625000
Class A-2c	–	339,300.00	0.0000000	3.2625000
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	1,032,762.50	0.0000000	3.2786111
Class A-3c	–	118,030.00	0.0000000	3.2786111
Class A-4	–	733,474.44	0.0000000	3.3188889
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	266,155.56	0.0000000	3.8022222
Class C	–	294,350.00	0.0000000	4.2050000

Total	57,737,925.45	5,309,826.46	29.7618172	2.7370239

COLT 2005-SN1 Secured Notes	57,737,925.45	7,300,815.18	29.3085522	3.7059926

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	33,945,485.37
Repurchased Contracts	1,478,562.07
Sale Proceeds - Early Terminations (Defaults)	1,371,496.18
Pull Ahead Payments - Actual	356,029.67
Sale Proceeds - Scheduled Terminations	31,655,015.66
Excess Wear and Excess Mileage Received	203,301.89
Other Recoveries Received	413,755.94
Payment Advance for Current Period	2,185,015.47
Residual Advance for Current Period	—
Pull Ahead Payment Advance	842,005.73
Prior Period Payment Ahead Applied to Current Period	792,265.11
COLT 2005-SN1 Reserve Account Draw	433,034.44

Total Collections	73,675,967.53

II. Distributions

Total Collections	73,675,967.53
Less: Reimbursement of Payment Advance	2,502,214.10
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	865,728.30
Less: Current Period Payment Ahead Received	924,333.52
Less: COLT Servicing Fee	1,384,558.11
Less: Secured Note Interest Distributable Amount	7,300,815.18
Less: Secured Note Principal Distributable Amount	57,737,925.45
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,384,558.11

Excess to be Released to COLT, LLC	1,575,834.76

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	4,943,777.16

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	7,300,815.18
Secured Note Principal Distributable Amount	57,737,925.45
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	65,038,740.63

II. Distributions

Total Collections	65,038,740.63
Plus: Net Amount Due From Swap Counterparty	192,596.68
Less: CARAT Servicing Fee	13,595.56
Less: Net Amount Due to Swap Counterparty
Less: Noteholders’ Interest Distributable Amount	5,309,826.46
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	57,737,925.45
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	2,169,989.84

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,595,390.93
Less: Reimbursement of Outstanding Payment Advance	2,502,214.10
Plus: Current Period Payment Advances	2,185,015.47

Ending Balance of Payment Advance	7,278,192.30

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	1,033,041.42
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	865,728.30
Plus: Current Period Pull Ahead Payment Advances	842,005.73

Ending Balance of Pull Ahead Payment Advance	1,009,318.85

Beginning Balance of Payment Ahead Account	2,898,712.74
Less: Prior Period Payment Ahead Applied to Current Period	792,265.11
Plus: Current Period Payment Ahead Received	924,333.52

Ending Balance of Payment Ahead Account	3,030,781.15

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	152,028,359.43
Beginning Reserve Account Balance	152,461,393.87
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	433,034.44

Ending COLT 2005-SN1 Reserve Account Balance	152,028,359.43

DELINQUENCIES

	# of Contracts	Amount
31-60 Days Delinquent	1,897	32,700,218.66
61-90 Days Delinquent	368	6,256,576.19
Over 90 Days Delinquent	237	4,444,752.44

Total	2,502	43,401,547.29

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	1,813,522.31
Less: Aggregate Sales Proceeds	1,371,496.18
Less: Excess Wear and Excess Mileage Received	—
Less: Other Recoveries	39,284.07

Current Period Net Losses on Early Term Defaults	402,742.06

Beginning Cumulative Net Losses on Early Term Defaults	975,098.12
Current Period Net Losses	402,742.06

Ending Cumulative Net Losses on Early Term Defaults	1,377,840.18

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	31,288,334.49
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	31,655.015.66
Less: Pull Ahead Payments	356,029.67
Less: Excess Wear and Excess Mileage Received	203,301.89
Less: Other Recoveries	374,471.87

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(1,300,484.60)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(15,186,146.89)
Current Period Net Losses/(Gains)	(1,300,484.60)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(16,486,631.49)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	86,168
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.452%
Weighted Average Original Term	39.16	39.49
Weighted Average Remaining Term	26.93	20.55

Number of Units Terminated during the Month
Scheduled Terminated		1,886
Pull Ahead		273
Early Terminations Not Pull Ahead Not Default		77
Early Terminations Default		105

		2,341

Note: In October there were 658 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73
7	0.38
8	0.40